CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Information Architects Corporation
(the "Company") on Form 10-Q for the period ending March 31,2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Michael L. Weinstein, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael L. Weinstein
    Michael L. Weinstein
    Principal Executive Officer
    Principal Accounting Officer
    Principal Financial Officer

    May 20, 2003